Lithium Forklift Battery Pioneer Flux Power to Participate at ROTH Capital
Investment Conference in Dana Point, CA - Tuesday, March 19

- Management Presentation Available Online Starting One Week Prior to Conference -

Dana Point & Vista, CA – February 28, 2019 -- Flux Power Holdings, Inc. (OTCQB: FLUX), a developer of advanced lithium batteries for industrial applications such as electric forklifts and airport ground support equipment, announced today that its CEO Ron Dutt will host one-on-one institutional meetings in the Cleantech and Industrials Growth Track at the 31st annual ROTH Conference on Tuesday, March 19. The conference will be held at The Ritz Carlton Laguna Niguel in Dana Point, CA.

A management presentation (audio + slides) will be available online starting approximately one week prior to Flux’s participation (on or around Tuesday, March 12th).

Roth Conference Webcast URL:
http://wsw.com/webcast/roth33/flux

Why Flux is Worth a Closer Look:
Flux targets an estimated $10B market opportunity to convert electric forklift and airport ground service equipment to its state-of-the-art lithium-ion battery power – replacing decades-old lead-acid battery chemistry with a better performing, more energy efficient solution with a significantly lower total cost of ownership.

After 5 years of development, customer piloting and technical and OEM approvals, the lithium-ion battery market has emerged for material handling equipment and demand is accelerating. Flux Q2 revenue rose 126% to $2.7M and six months revenue rose 236% to $4.5M versus $1.4M in the year-ago period and eclipsing FY 2018 full year revenue of $4.1M.

Flux’s sales ramp is being driven by industry leading Fortune 500 companies in materials-handling intensive sectors such as food, beverages and logistics. These customers have piloted Flux's solutions and experienced the improved performance, lower total cost of ownership and Flux's strong customer service - and are now rolling out these solutions across their organizations.

Having launched with lithium-ion power solutions for smaller Class 3 walkie pallet jacks, Flux has expanded into much larger, more powerful batteries for Class 1 and Class 2 forklifts. These higher price point solutions are making an increasing contribution to Flux’s ongoing financial performance.

About ROTH Capital Partners, LLC (www.roth.com)
Headquartered in Newport Beach, CA, ROTH Capital is a relationship-driven, full-service investment bank serving emerging growth companies and their investors. ROTH provides capital raising, M&A advisory, research, trading, market-making services and corporate access.

About Flux Power Holdings, Inc. (www.fluxpower.com)
Flux Power develops advanced lithium-ion batteries for industrial uses, including its first-ever UL 2271 Listed lithium-ion “LiFT Pack” forklift batteries. Flux solutions utilize its proprietary battery management system and in-house engineering and product design. Flux batteries deliver improved performance, extended cycle life and lower total cost of ownership than legacy lead-acid solutions. Flux sells primarily to lift equipment OEM’s, their dealers and battery distributors. Current products include advanced battery packs for motive power in the lift equipment and airport ground support markets.

This release contains projections and other "forward-looking statements" relating to Flux’s business, that are often identified by the use of "believes," "expects" or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, the Company’s ability to timely obtain UL Listing for its products, the Company’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected.
Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Media & Investor Relations:
Catalyst IR
Chris Eddy
212-924-9800
flux@catalyst-ir.com